UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2024

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 7, 2024, Beasley Broadcast Group, Inc. (the “Company”) issued a press release announcing the expiration and final results of its previously announced Offers and Consent Solicitation (each as defined below), by Beasley Mezzanine Holdings, LLC, undertaken in connection with certain refinancing transactions (collectively, the “Refinancing Transactions”). The Offers and Consent Solicitation each expired at 5:00 p.m., New York City time, on October 4, 2024 (the “Expiration Time”). The Offers and Consent Solicitation included, among other things: (a) an exchange (the “Exchange Offer”) of all of the Company’s existing 8.625% Senior Notes due 2026 (the “Existing Notes”) for (i) 9.200% senior secured notes due 2028 (the “Exchange Notes”), (ii) $5.00 of cash per $1,000 of exchanged Existing Notes and (iii) a pro rata portion of 179,424 shares of the Company’s Class A Common Stock (the “Exchange Shares”), (b) an offer to purchase (the “Tender Offer”) up to $68,000,000 of the Existing Notes at a price equal to 62.5% of the par value thereof, (c) an offer to issue and sell (the “New Notes Offer” and, together with the Exchange Offer and the Tender Offer, the “Offers”) $30,000,000 of 11.000% superpriority senior secured notes due 2028 (the “New Notes”) and (d) a related consent solicitation (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the existing indenture, dated as of February 2, 2021 to, among other things, permit the Refinancing Transactions.

As of the Expiration Time, $262,705,000 of Existing Notes were validly tendered and accepted for exchange in the Tender Offer and Exchange Offer (representing 98.39% of the aggregate principal amount outstanding of the Existing Notes). In the Tender Offer, $68,000,000 of Existing Notes were validly tendered. In the Exchange Offer, $194,705,000 Existing Notes were validly tendered and accepted in exchange for $184,969,750 of Exchange Notes, a cash fee and 179,424 Exchange Shares. In addition, holders of Existing Notes subscribed for $30,000,000 of New Notes, which includes participation of the supporting holder pursuant to the backstop commitment. The Company received the requisite number of consents under the Consent Solicitation to effect the Proposed Amendments. The Offers are expected to settle and the Proposed Amendments are expected to be effected on or about October 8, 2024.

A copy of the Company’s press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding the Offers

This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Exchange Notes, Exchange Shares and New Notes to be offered in the Offers have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits attached hereto, contain “forward-looking statements” about the Company, which relate to future, not past, events. All statements other than statements of historical fact included or incorporated by reference in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. These risks and uncertainties and other important factors include, but are not limited to, those described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K under Item 1A of Part 1 and in the Company’s most recent quarterly report on Form 10-Q under Item 1A of Part II and other risk factors identified from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Although the Company believes the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: October 7, 2024	By:	/s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer

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